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                                                                   EXHIBIT 10.20

                                OPTION AGREEMENT

                         VALUEVISION INTERNATIONAL, INC.

                                       TO

                               ROBERT J. KORKOWSKI


         OPTION AGREEMENT made as of the 3rd day of March, 1997, between ValueVision International, Inc., a Minnesota corporation ("ValueVision"), Robert
J. Korkowski, a director of ValueVision ("Director").

         WHEREAS, ValueVision desires, by affording Director an opportunity to purchase its shares of Common Stock, $0.01 par value ("Shares"), as hereinafter provided, to carry out the resolutions of the Board of Directors of ValueVision granting an option to Director as recognition of his efforts in serving on the Board of Directors of ValueVision.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Grant of Option. ValueVision hereby irrevocably grants to Employee the right and option, hereinafter called the Option, to purchase all or any part of an aggregate of thirty-seven thousand, five hundred (37,500) Shares (such number being subject to adjustment as provided in paragraph 7 hereof) on the terms and conditions herein set forth.

         2. Purchase Price. The purchase price of the Shares covered by the Option shall be $4.5625, which is equal to the last price on the NASDAQ System of one share of ValueVision's Common Stock on the last trade date prior to the date hereof day first written above.


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         3. Exercise of Option. The right to exercise the Option in whole or in part, shall be effective, except as otherwise specifically limited herein, as follows: on the earlier of (i) the eighth anniversary of the date hereof, (ii) one-third (1/3) each when the Common Stock has a closing (last trade) price for twenty consecutive trading days at or above $6.25, $7.25 and $8.25, respectively, provided that such vesting shall be limited to one-third (1/3) in any twelve month period measured by the anniversary dates of the date of the option grant, or (iii) when the Common Stock has a closing (last trade) price for sixty consecutive trading days at or above $8.25. Each of the rights to purchase Shares granted in the preceding sentence shall expire five (5) years after the right to purchase the Shares became effective, except as otherwise specifically limited herein. The purchase price of Shares acquired through exercise of any part of the Option shall be paid in full in cash at the time of exercise. Director, as holder of the Option, shall not have any of the rights of a Shareholder with respect to the Shares covered by the Option except to the extent that one or more certificates for such Shares shall be delivered to him upon the due exercise of all or any part of the Option.

         4. Non-Transferability. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of Director, only by Employee. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option shall be null and void and without effect.

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         5. Exercise Upon Death. If Director dies while the Option remains in effect, with or without cause, the Option may be exercised (to the extent that Director shall have been entitled to do so on the day of his death) by the legatee or legatees of Director under his will, or by his personal representatives or distributees, at anytime within ninety (90) days after his death. Upon the expiration of such ninety (90) day period, or, if earlier, upon the expiration date of the Option as set forth in Paragraph 3 hereof, the Option shall become null and void.

         6. Changes in Capital Structure. If all or any portion of the Option shall be exercised subsequent to any Share dividend, split-up, recapitalization, merger, consolidation, combination or exchange of Shares, separation, reorganization, or liquidation occurring after the date hereof, as a result of which Shares of any class shall be issued in respect of outstanding Shares, or Shares shall be changed into the same or a different number of Shares of the same or another class or classes, the person or persons so exercising the Option shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of Shares which, if Shares (as authorized at the date hereof) had been purchased at the date hereof for the same aggregate price (on the basis of the price per Share set forth in paragraph 2 hereof) and had not been disposed of, such person or persons would be holding, at the time of such exercise, as a result of such purchase and all such shared dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of Shares, separations, reorganizations, or liquidations; provided, however, that no fractional Share shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional Share not issued.

         7. Immediate Acceleration of Options Upon Change in Control. Notwithstanding any provision contained herein, or any other agreement relating hereto to the contrary, the Option granted

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hereby will become exercisable immediately if any of the following events occur, unless otherwise determined by the Board of Directors and a majority of the Incumbent Members (as defined below) or unless and to the extent that the exercise of the Option would result in the application of the provisions of
Section 280G of the Internal Revenue Code of 1986, as amended:

         (a) Any person, as defined in Sections 3(a)(9) and 13(d)(3) of the Act, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated pursuant to the Act) directly or indirectly, of 30% or more of combined voting power of the Company's then outstanding securities; or

         (b) The occurrence within any twelve-month period of a change in the Board of Directors of the Company with the result that the Incumbent Members (as defined below) do not constitute a majority of the Board of Directors. "Incumbent Members" in respect of any twelve-month period, shall mean the members of the Board on the date immediately preceding the commencement of such twelve-month period, provided that any person becoming a Director during such twelve-month period whose election or nomination for election was supported by a majority of the Directors who, on the date of such election or nomination for election, comprised the Incumbent Members shall be considered one of the Incumbent Members in respect to such twelve-month period; or (c) the shareholders of the Company approve an agreement to merge or consolidate with or into another corporation or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including a plan of liquidation).

         8. Method of Exercising Option. Subject to the terms and conditions of this Agreement, the Option may only be exercised by written notice to ValueVision. Such notice shall state the election to exercise the Option and the number of Shares in respect of which it is being exercised, and shall be signed by the person or person so exercising the Option. Such notice shall either: (a)


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be accompanied by payment of the full purchase price of such Shares, in which event ValueVision shall deliver a certificate or certificates representing such Shares as soon as practicable after the notice shall be received; or (b) fix a date (not less than five (5) nor more than ten (10) business days from the date such notice shall be received by ValueVision) for the payment of the full purchase price of such Shares against delivery of a certificate or certificates representing such Shares. Payment of such purchase price shall, in either case, be made by certified or cashier's check payable to the order of ValueVision. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

         9. Investment Certificate and Registration. Prior to the receipt of the certificates pursuant to the exercise of the Option granted hereunder, Director shall agree to hold the Shares acquired by exercise of the Option for investment and not with a view to resale or distribution thereof to the public, and shall deliver to ValueVision a certificate to that effect. Nothing in this Agreement shall require ValueVision to register the Option or the Shares purchased upon the exercise of said Option.

         10. General. ValueVision shall at all times during the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Option Agreement. This Option shall be construed in accordance with the laws of the State of Minnesota.

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         IN WITNESS WHEREOF, ValueVision and Employee have executed this
Agreement as of the date first written above.
                                               VALUEVISION INTERNATIONAL, INC.


                                               By /s/ Robert L. Johander
                                                  ------------------------------
                                                  Robert L. Johander,
                                                     Chief Executive Officer

                                                  Director:


                                                  /s/ Robert J. Korkowski
                                                  ------------------------------
                                                  Director Name